EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ITG Reports Fourth Quarter 2012 Results

Continued Expense Discipline Helps Maintain Operating Profitability

NEW YORK, January 31, 2013 — ITG (NYSE: ITG), an independent execution and research broker, today reported results for the quarter ended December 31, 2012.

Fourth quarter 2012 highlights included:

•                 A GAAP net loss of $6.5 million, or $0.17 per diluted share compared to a GAAP net loss of $3.7 million, or $0.09 per diluted share for the fourth quarter of 2011.  The GAAP net loss for the fourth quarter of 2012 included (i) charges associated with a cost reduction plan focused on headcount, market data and general and administrative expenses of $9.5 million, or $0.17 per diluted share after taxes and (ii) duplicate rent charges associated with the build-out of ITG’s new headquarters of $1.4 million, or $0.02 per diluted share after taxes.  The GAAP net loss for the fourth quarter of 2011 included (i) a restructuring charge related to lease consolidations and employee separation costs of $6.8 million, or $0.10 per diluted share after taxes and (ii) a non-cash impairment charge attributable to a minority investment of $4.3 million, or $0.06 per diluted share after taxes.

•                  Adjusted net income of $0.6 million, or $0.02 per diluted share, compared to adjusted net income in the fourth quarter of 2011 of $2.7 million, or $0.07 per diluted share.

•                  Revenues of $121.5 million, compared to revenues of $129.9 million in the fourth quarter of 2011.

•                  Expenses of $130.1 million compared to expenses of $136.3 million in the fourth quarter of 2011.

•                  Adjusted expenses of $119.2 million compared to adjusted expenses of $125.2 million in the fourth quarter of 2011.

•                  Average daily trading volume in the U.S. of 181 million shares, nearly unchanged from the fourth quarter of 2011.  POSIT® average daily U.S. volume was 85 million shares compared to 86 million shares in the fourth quarter of 2011.  Total combined NYSE and NASDAQ average daily trading volume was down 14% in the fourth quarter of 2012 compared with the prior-year period.

•                  In Europe, the total number of clients trading European equities through ITG rose to an all-time high.  Average daily value traded in POSIT was $364 million, up 16% from the fourth quarter of 2011.  POSIT now represents more than 11% of total European dark trading.

•                  The repurchase of 700,000 shares of common stock under ITG’s authorized share repurchase program for a total of $5.9 million.  Repurchases since the first quarter of 2010 have totaled $112.7 million for 8.6 million shares, resulting in a decrease in shares outstanding, net of new issuances, of nearly 15%.

Revenues from U.S. operations were $77.1 million in the fourth quarter of 2012 compared to $83.1 million in the fourth quarter of 2011.  ITG’s U.S. operations posted a GAAP net loss of $5.8 million and an adjusted net loss of $1.1 million in the fourth quarter of 2012, compared to a GAAP net loss of $6.4 million and adjusted net income of $0.3 million in the fourth quarter of 2011.  Sell-side client volume represented 52% of total U.S. volumes, up from 51% in the third quarter of 2012.  The overall revenue capture rate per share in the U.S. was $0.0043, down from $0.0044 in the third quarter of 2012.

ITG’s International revenues were $44.4 million in the fourth quarter of 2012 compared to $46.8 million in the fourth quarter of 2011.  ITG’s International operations posted a GAAP net loss of $0.7 million and adjusted net income of $1.7 million in the fourth quarter of 2012, compared to GAAP net income of $2.7 million and adjusted net income of $2.4 million in the fourth quarter of 2011.

“The challenging environment for institutional equity volumes continued into the fourth quarter with market volumes at or near multi-year lows,” said Bob Gasser, ITG’s Chief Executive Officer and President.  “Despite these headwinds, we improved our competitive position and also maintained operating profitability due in large part to our focus on controlling costs. The recent cost reduction measures we took should allow us to improve profitability and we expect to maintain our expense discipline even if institutional volumes improve in 2013.”

Year-to-Date Results

For the full year 2012, revenues were $504.4 million, GAAP net loss was $247.9 million, or $6.45 per diluted share, and adjusted net income was $8.2 million, or $0.21 per diluted share.  For the full year 2011, revenues were $572.0 million, GAAP net loss was $179.8 million, or $4.42 per diluted share, and adjusted net income was $28.6 million, or $0.69 per diluted share.

The discussion of results above includes adjusted net income and related per share amounts, in addition to adjusted expense amounts, which are non-GAAP financial measures that are described in the attached tables along with a reconciliation of these non-GAAP financial measures to GAAP results.

Conference Call

ITG has scheduled a conference call today at 11:00 am ET to discuss fourth quarter results.  Those wishing to listen to the call should dial 1-866-314-4865 (1-617-213-8050 outside the U.S.) and enter the passcode 13105195 at least 10 minutes prior to the start of the call to ensure connection.  The webcast and accompanying slideshow presentation can be downloaded from ITG’s website at investor.itg.com.  For those unable to listen to the live broadcast of the call, a replay will be available for one week by dialing 1-888-286-8010 (1-617-801-6888 outside the U.S.) and entering the passcode 64828941.  The replay will be available starting approximately two hours after the completion of the conference call.

ABOUT ITG

ITG is an independent execution and research broker that partners with global portfolio managers and traders to provide unique data-driven insights throughout the investment process. From investment decision through settlement, ITG helps clients understand market trends, improve performance, mitigate risk and navigate increasingly complex markets. ITG is headquartered in New York with offices in North America, Europe, and Asia Pacific. For more information, please visit www.itg.com.

In addition to historical information, this press release may contain “forward-looking” statements that reflect management’s expectations for the future.  A variety of important factors could cause results to differ materially from such statements.  Certain of these factors are noted throughout ITG’s 2011 Annual Report on Form 10-K, and its Form 10-Qs and include, but are not limited to, general economic, business, credit and financial market conditions, internationally and nationally, financial market volatility, fluctuations in market trading volumes, effects of inflation, adverse changes or volatility in interest rates, fluctuations in foreign exchange rates, evolving industry regulations, changes in tax policy or accounting rules, the actions of both current and potential new competitors, changes in commission pricing, the volatility of our stock price, rapid changes in technology, errors or malfunctions in our systems or technology, cash flows into or redemptions from equity mutual funds, ability to meet liquidity requirements related to the clearing of our customers’ trades, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate acquired companies, our ability to attract and retain talented employees and our ability to achieve cost savings from our cost reduction plans. The forward-looking statements included herein represent ITG’s views as of the date of this release. ITG undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.

ITG Media/Investor Contact:

J.T. Farley

1-212-444-6259

corpcomm@itg.com

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Operations (unaudited)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended Ended December 31,
	2012	2011	2012	2011
Revenues:
Commissions and fees	$91,034	$97,627	$380,976	$445,801
Recurring	27,594	28,636	109,767	110,919
Other	2,906	3,660	13,693	15,317
Total revenues	121,534	129,923	504,436	572,037

Expenses:
Compensation and employee benefits	47,100	52,041	196,362	219,307
Transaction processing	19,965	20,632	81,173	91,602
Occupancy and equipment	16,892	15,282	62,637	60,191
Telecommunications and data processing services	15,037	13,960	59,850	58,460
Other general and administrative	21,049	22,705	88,543	90,808
Restructuring charges	9,499	6,754	9,499	24,432
Goodwill and other asset impairment	—	4,282	274,285	229,317
Acquisition related costs	—	—	—	2,523
Interest expense	562	625	2,542	2,025
Total expenses	130,104	136,281	774,891	778,665
Loss before income tax benefit	(8,570)	(6,358)	(270,455)	(206,628)
Income tax benefit	(2,117)	(2,686)	(22,596)	(26,839)
Net loss	$(6,453)	$(3,672)	$(247,859)	$(179,789)

Loss per share:
Basic	$(0.17)	$(0.09)	$(6.45)	$(4.42)
Diluted	$(0.17)	$(0.09)	$(6.45)	$(4.42)

Basic weighted average number of common shares outstanding	37,709	39,624	38,418	40,691
Diluted weighted average number of common shares outstanding	37,709	39,624	38,418	40,691

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Financial Condition

(In thousands, except share amounts)

	December 31,
	2012	2011
Assets
Cash and cash equivalents	$245,875	$284,188
Cash restricted or segregated under regulations and other	61,117	71,496
Deposits with clearing organizations	29,149	25,538
Securities owned, at fair value	10,086	5,277
Receivables from brokers, dealers and clearing organizations	1,107,119	871,315
Receivables from customers	546,825	472,509
Premises and equipment, net	54,989	43,023
Capitalized software, net	43,994	51,258
Goodwill	—	274,292
Other intangibles, net	35,227	39,594
Income taxes receivable	7,460	6,838
Deferred taxes	39,155	16,493
Other assets	15,763	16,248
Total assets	$2,196,759	$2,178,069
Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$165,062	$181,224
Short-term bank loans	22,154	1,606
Payables to brokers, dealers and clearing organizations	1,337,459	1,079,773
Payables to customers	226,892	207,738
Securities sold, not yet purchased, at fair value	5,249	438
Income taxes payable	10,608	11,460
Deferred taxes	293	719
Term debt	19,272	23,997
Total liabilities	1,786,989	1,506,955
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued or outstanding	$—	$—
Common stock, $0.01 par value; 100,000,000 shares authorized; 52,037,011 and 51,899,229 shares issued at December 31, 2012 and 2011, respectively	520	519
Additional paid-in capital	245,002	249,469
Retained earnings	405,485	653,344
Common stock held in treasury, at cost; 14,677,872 and 12,679,948 shares at December 31, 2012 and 2011, respectively	(253,111)	(240,559)
Accumulated other comprehensive income (net of tax)	11,874	8,341
Total stockholders’ equity	409,770	671,114
Total liabilities and stockholders’ equity	$2,196,759	$2,178,069

INVESTMENT TECHNOLOGY GROUP, INC.

Reconciliation of US GAAP Results to Adjusted Results

In evaluating ITG’s financial performance, management reviews results from operations which excludes non-operating or one-time charges.  Adjusted expenses and adjusted net income and related per share amounts are non-GAAP performance measures, but the Company believes that they are useful to assist investors in gaining an understanding of the trends and operating results for ITG’s core businesses. These measures should be viewed in addition to, and not in lieu of, ITG’s reported results under GAAP.

The following are reconciliations of GAAP results to adjusted results for the periods presented (in thousands except per share amounts):

	Three Months Ended December 31,		Year Ended Ended December 31,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Total revenues	$121,534	$129,923	$504,436	$572,037

Total expenses	130,104	136,281	774,891	778,665
Less:
Restructuring charges (1) (2)	(9,499)	(6,754)	(9,499)	(24,432)
Duplicate rent charges (3)	(1,378)	—	(1,378)	—
Goodwill and other asset impairment (4)(5)	—	(4,282)	(274,285)	(229,317)
Acquisition-related costs (6)	—	—	—	(2,523)
Adjusted operating expenses	119,227	125,245	489,729	522,393

Loss before income tax benefit	(8,570)	(6,358)	(270,455)	(206,628)
Effect of pro forma adjustment	10,877	11,036	285,162	256,272
Adjusted pre-tax operating income	2,307	4,678	14,707	49,644

Income tax benefit	(2,117)	(2,686)	(22,596)	(26,839)
Tax effect of pro forma adjustment	3,806	4,636	29,128	47,897
Adjusted operating income tax expense	1,689	1,950	6,532	21,058

Net loss	(6,453)	(3,672)	(247,859)	(179,789)
Net effect of pro forma adjustment	7,071	6,400	256,034	208,375
Adjusted operating net income	$618	$2,728	$8,175	$28,586

Diluted loss per share	$(0.17)	$(0.09)	$(6.45)	$(4.42)
Net effect of pro forma adjustment	0.19	0.16	6.66	5.11
Adjusted diluted operating earnings per share	$0.02	$0.07	$0.21	$0.69

	US Operations Three Months Ended December 31,		International Operations Three Months Ended December 31,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Total revenues	$77,073	$83,119	$44,461	$46,804

Total expenses	85,458	94,227	44,646	42,054
Less:
Restructuring charges (1) (2)	(6,798)	(7,027)	(2,701)	273
Duplicate rent charges (3)	(1,378)	—	—	—
Goodwill and other asset impairment (5)	—	(4,282)	—	—
Adjusted operating expenses	77,282	82,918	41,945	42,327

(Loss) income before income tax benefit	(8,385)	(11,108)	(185)	4,750
Effect of pro forma adjustment	8,176	11,309	2,701	(273)
Adjusted pre-tax operating (loss) income	(209)	201	2,516	4,477

Income tax (benefit) expense	(2,623)	(4,749)	506	2,063
Tax effect of pro forma adjustment	3,505	4,636	301	—
Adjusted operating income tax expense	882	(113)	807	2,063

Net (loss) income	(5,762)	(6,359)	(691)	2,687
Net effect of pro forma adjustment	4,671	6,673	2,400	(273)
Adjusted operating net (loss) income	$(1,091)	$314	$1,709	$2,414

Diluted loss per share	$(0.15)	$(0.16)	$(0.02)	$0.07
Net effect of pro forma adjustment	0.12	0.17	0.07	(0.01)
Adjusted diluted operating (loss) earnings per share	$(0.03)	$0.01	$0.05	$0.06

Notes:

(1)         During the fourth quarter of 2012, ITG implemented a restructuring plan to reduce operating costs by reducing workforce, market data and other general and administrative costs across ITG’s businesses. The charge consisted entirely of employee separation costs.

(2)         In 2011, ITG decided to implement a restructuring plan to improve margins and enhance shareholder returns primarily focused on reducing costs in workforce, consulting and infrastructure in the U.S. and Europe. The cost reduction plan resulted in a restructuring charge totaling $24.4 million, including $6.8 million recorded in the fourth quarter and $17.7 million recorded in the second quarter. These costs included employee separation and related costs of $19.2 million and lease consolidation costs of $5.2 million.

(3)         During the fourth quarter of 2012, ITG began to build out and ready its new lower Manhattan headquarters while continuing to occupy its existing headquarters in Mid-town Manhattan and as a result, incurred duplicate rent charges.

(4)         In the second quarter of 2012, goodwill with a carrying value of $274.3 million was deemed impaired and its fair value was determined to be zero, resulting in a full impairment charge.

(5)         In the second quarter of 2011, goodwill with a carrying value of $470.1 million in the U.S. operating segment was deemed impaired and its fair value was determined to be $245.1 million, resulting in an impairment charge of $225.0 million. During the fourth quarter of 2011, ITG determined that the carrying value of its investment in Disclosure Insight, Inc. was fully impaired, resulting in a write-off of $4.3 million.

(6)         During the second quarter of 2011, ITG acquired Ross Smith Energy Group Ltd., a Calgary-based independent provider of research on the oil and gas industry. In connection with the acquisition, ITG incurred acquisition-related costs, including legal fees, contract settlement costs and other professional fees.

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